Exhibit (a)(1)(F)

NOTICE OF GUARANTEED DELIVERY

for

Tender of American Depositary Shares Each Representing One Ordinary Share

of

Denison International plc

(Not to Be Used for Signature Guarantees)

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if American Depositary Receipts (“ADRs”) evidencing American Depositary Shares each representing one Ordinary Share, $0.01 par value per share (the “ADSs”), of Denison International plc, a public limited company organized under the laws of England and Wales (“Denison”), are not immediately available or time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) on or before the Expiration Date (as defined in the Offer To Purchase, dated December 19, 2003), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedure for Tendering Shares” of the Offer To Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Hand: c/o Mellon Investor Services LLC 120 Broadway, 13th Floor New York, New York 10271 Attn: Reorganization Department	By Mail: c/o Mellon Investor Services LLC Post Office Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Overnight Carrier: c/o Mellon Investor Services LLC 85 Challenge Road Ridgefield Park, NJ 07660 Attn: Reorganization Department

Facsimile Transmission for Eligible Institution Only: (201) 296-4293 To Confirm Fax: (201) 296-4860

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and ADRs evidencing ADSs to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Parker-Hannifin Corporation upon the terms and subject to the conditions set forth in the Offer To Purchase, dated December 19, 2003 (the “Offer To Purchase”), and in the related Letter of Transmittal and Form of Acceptance (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged and accepts the Offer in accordance with its terms with respect to the number of American Depositary Shares each representing one Ordinary Share, $0.01 par value per share (the “ADSs”), of Denison International plc, a public limited company organized under the laws of England and Wales, as indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedure for Tendering Shares” of the Offer To Purchase.

Number of ADSs:

American Depositary Receipt No(s). (if available):

If ADSs will be tendered by book-entry transfer, check the box.:    ☐

Account Number:

Date:                                                                    Area Code and Telephone Number(s):

Name(s) of Record Holder(s):

(Please Print)

Signature(s):

Address(es):

(Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a firm that is a member of the Medallion Signature Guarantee Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary, at one of its addresses set forth above, either American Depositary Receipts evidencing the ADSs tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such ADSs into the Depositary’s account at The Depositary Trust Company, in each case, with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three Nasdaq National Market business days of the date hereof.

Name of Firm:

Authorized Signature

Address: Zip Code Area Code and Tel. No.:	Name: Print Type or Print Title: Dated , 200

Note: Do not send American Depositary Receipts evidencing ADSs with this Notice of Guaranteed Delivery. American Depositary Receipts evidencing ADSs should be sent with your Letter of Transmittal.

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